UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 18, 2024, Evoke Pharma, Inc. (the “Company”) announced that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request to continue its listing on the Nasdaq Capital Market, subject to the Company filing a Form 10-Q on or before May 15, 2024, demonstrating that, as of March 31, 2024, the Company is in compliance with Nasdaq Listing Rule5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. The Panel noted the Company’s steps to maintain compliance with the Minimum Stockholders’ Equity Requirement on a long-term basis, including the equity financing completed in February 2024, which provided the Company net proceeds of $6.1 million, and the potential for additional capital from the exercise of the warrants issued in the February 2024 financing. The Panel also noted that it is a requirement during the exception period that the Company provide prompt notification to the Panel of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq’s requirements. This includes, but is not limited to, any event that may call into question the Company’s ability to meet the terms of the exception granted. The Panel reserved the right to reconsider the terms of the granted exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on the Nasdaq Capital Market inadvisable or unwarranted.

Based on the Company’s operating plan, the Company expects to file a Form 10-Q on or before May 15, 2024, demonstrating that, as of March 31, 2024, the Company was in compliance with the Minimum Stockholders’ Equity Requirement; however, there can be no assurance that the Company will be in compliance with Minimum Stockholders’ Equity Requirement as of March 31, 2024, which depends on a number of factors, including net proceeds from sales of GIMOTI and the Company’s expenses. If the Company fails to comply with the Minimum Stockholders’ Equity as of March 31, 2024, the Panel has the ability to review the exception it has granted and the Company may be subject to immediate delisting.

Safe Harbor Statement.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Company’s plans and ability to regain and maintain compliance with the listing standards of Nasdaq; and the potential for additional capital from the exercise of the warrants issued in February 2024. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company may be unable to maintain stockholders’ equity of at least $2.5 million; the Company’s ability with its commercial partner to commercialize GIMOTI and to generate product revenue; warrant holders may choose not to exercise any of the outstanding warrants and may exercise their warrants on a cashless basis under certain circumstances; the Company must also comply with additional Nasdaq listing requirements, including Nasdaq Listing Rule 5550(a)(2) which requires that the Company’s common stock price remains above $1.00, which the Company is not currently in compliance with; and other risks and uncertainties detailed in the Company’s periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	March 18, 2024	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: President, Chief Operating Officer and Secretary